Exhibit 99.2

PROXY

CITIZENS NATIONAL BANCORP, INC.

TWO PARK STREET

ATHENS, TENNESSEE 37303

(423) 745-0261

ANNUAL MEETING OF SHAREHOLDERS

        , 2016

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Paul G. Willson and Jack B. Allen as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Citizens National Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on           2016, at            [a.m./p.m.], local time at The Comfort Inn, 2811 Decatur Pike, Athens, Tennessee 37303, or any adjournment thereof.

This proxy is solicited on behalf of our board of directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1, 2, 3 and 4.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1, 2, 3 AND 4:

PROPOSAL 1 – To approve the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of May 18, 2016 by and among Citizens National Bancorp, Inc. (“CNBI”), Citizens National Bank (“Citizens Bank”), and Simmons First National Corporation (“Simmons”), as amended from time to time, pursuant to which CNBI will sell all of the capital stock of Citizens Bank to Simmons (the “Sale”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 2 – To approve the plan of dissolution of CNBI, and the liquidation and dissolution of CNBI contemplated thereby, subject to the approval of the Stock Purchase Agreement and the Sale and following the closing of the Sale.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 3 – To elect seven persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified.

☐ FOR ALL NOMINEES	☐ WITHHOLD FOR ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT
(See instructions)

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold, as shown here: ☑.

Nominees:

☐ Jack B. Allen	☐ Charles B. Cox	☐ Robert M. Goodfriend	☐ Rebecca O. Jaquish

☐ Richard E. Lay	☐ Mintie C. Willson	☐ Paul G. Willson

PROPOSAL 4 – To adjourn the CNBI annual meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Stock Purchase Agreement.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Shareholder Name

Signature of Shareholder(s)

Date:
Print Joint Shareholder Name

Signature of Joint Shareholder(s)

Instructions for Signatures:

When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or in an entity capacity, please give full title. If more than one trustee, all should sign.